Exhibit 99.2

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
James R. Heslop, II Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3219 JHeslop@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp.’s Chief Financial Officer Donald L. Stacy Announces Retirement; Middlefield Banc Corp.’s Michael C. Ranttila Named as Successor

MIDDLEFIELD, OHIO, February 13, 2023 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today announced that Donald L. Stacy, Senior Vice President and Chief Financial Officer, will retire from the Company effective April 30, 2023. Mr. Stacy will remain involved with the Company as a consultant to Middlefield Banc Corp., from May 1, 2023, through December 31, 2023.

“On behalf of the Board of Directors and the entire management team, we are tremendously grateful to Don for his commitment and dedication to Middlefield. He has been instrumental in the growth and success of the Company, playing a key role in developing our business strategies and ensuring long-term financial excellence. His steady leadership has been invaluable as we have navigated from a $160 million financial institution to an SEC-registered, NASDAQ-listed public company with $1.69 billion in assets,” said James R. Heslop, II, Middlefield’s Chief Executive Officer. “Don’s experience and financial expertise have been vital to Middlefield throughout his tenure. We wish him all the best as he moves to the next chapter.”

As a part of the Company’s comprehensive succession plan, Michael C. Ranttila has been elected Senior Vice President and Chief Financial Officer of the Company, effective May 1, 2023. Mr. Ranttila presently serves as Vice President of Finance for the Company and Executive Vice President and Chief Financial Officer of the Company’s subsidiary, The Middlefield Banking Company.

“Mike brings proven financial acumen and extensive institutional knowledge of Middlefield that will prove invaluable as he assumes the role of Chief Financial Officer. He has more than 15 years of financial management experience across multiple business functions, underscored by a deep understanding of Middlefield’s competitive growth strategies, strategic M&A activities, and the key drivers of our financial performance,” stated Mr. Heslop. “I look forward to continuing to work closely with Mike and leverage his extensive experience to drive Middlefield’s continued success and record of generating long-term shareholder value.”

Mr. Ranttila joined The Middlefield Banking Company in October 2017 as Senior Vice President of Finance and was appointed Chief Financial Officer on November 19, 2019. Since May 12, 2022, Mr. Ranttila has been Vice President of Finance for the Company. Prior to joining The Middlefield Banking Company, he served as Financial Reporting Manager for Florida Community Bank. From March 2011 through August 2016, Mr. Ranttila served as Controller for The Middlefield Banking Company. Prior thereto, he served as an auditor for Crowe, LLP. Mr. Ranttila graduated Summa Cum Laude with his Bachelor’s degree in Accounting from Youngstown State University and holds an MBA from The Ohio State University. He is also a licensed Certified Public Accountant (CPA).

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.69 billion at December 31, 2022. The Bank operates 22 full-service banking centers and an LPL Financial® brokerage office serving Ada, Beachwood, Bellefontaine, Chardon, Cortland, Dublin, Garrettsville, Kenton, Mantua, Marysville, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

FORWARD-LOOKING STATEMENTS

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.